EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-74488, 333-62933, 333-81955, 333-32872, 333-56120 and 333-83404, 333-12850 AND 333-120852) and on Form S-3 (Nos. 333-113504 , 333-106895, and 333-1123245) of Quixote Corporation of our report dated September 13, 2004 relating to the financial statements and financial statement schedule, which appears in this Form   10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
September 12, 2005